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                                                                   EXHIBIT 23.7






                        INDEPENDENT AUDITORS' CONSENT


      We consent to the use in this Registration Statement of F.N.B. Corporation on Form S-4 of our report dated January 19, 1996, except for Note 1, as to which the date is February 2, 1996, relating to the financial statements for Southwest Banks, Inc. which have been incorporated into the Audited Supplemental Consolidated Financial Statements for the years ended December 31, 1995, 1994 and 1993 which are included in the Form 8-K current report filed March 5, 1997 which is incorporated by reference in this Registration Statement.

      We also consent to the reference to us under headings "Selected Financial Data" and "Experts" in such Registration Statement.








                                                    Hill, Barth & King, Inc.
                                                    Certified Public Accountants


HILL, BARTH & KING, INC.
Naples, Florida

March 3, 1997